UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – April 30, 2020

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2020, Cooper-Standard Holdings Inc. (the “Company”) issued a news release announcing certain of its preliminary financial results for the first quarter ended March 31, 2020. The news release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

As the Company opportunistically explores additional funding options to further strengthen the Company’s balance sheet and financial flexibility, management may disclose to prospective investors certain information that has not been previously publicly reported. This information is contained in this Item 7.01.

Recent Developments

Covid-19 Pandemic and Company Responses:

The COVID-19 pandemic created an unusually high degree of economic disruption globally during the first quarter of 2020 and is continuing to drive uncertainty for the global economic outlook and the automotive industry. Given that sales of components and systems for light vehicles account for more than 90 percent of our total annual revenue and given our global footprint with operations in 21 countries around the world, the global COVID-19 pandemic has had, and will continue to have, a significant adverse impact on our business.

As previously disclosed, our China manufacturing facilities experienced an extended shutdown in January and February 2020 due to the COVID-19 outbreak in that country. These facilities began to re-open and ramp up production, consistent with governmental guidelines and customer schedules in late February and early March 2020. Subsequently, beginning in late March 2020, effectively all of our facilities closed in all of the other geographic regions in which we operate as a result of the spreading pandemic. As of April 29, 2020, we have just 12 automotive plants (all in China) and three non-automotive plants (two in the United States and one in Germany) in operation. In addition, all of our plants that are in operation are currently operating at significantly less than normal or optimal capacity. As our global automotive original equipment manufacturer (“OEM”) customers are developing their respective plans for phased restart of production, we are collaborating closely with them in preparing our own restart plans, while also adding enhanced safety standards and measures to protect our employees.

Based on current weak consumer confidence, rising unemployment levels, risks to small businesses and overall economic uncertainty, it is likely that global demand for light vehicles will be significantly lower than both historical and previously projected levels for an extended period, even as the COVID-19 pandemic begins to abate. We expect that as our OEM customers restart production, they will focus production on light trucks, SUVs and CUVs which have been in greatest demand by consumers and which tend to be their most profitable vehicles. This aligns well with our own commercial strategy, which emphasizes and prioritizes these key segments of the light vehicle market. For the year ended December 31, 2019, 68% of our revenue was from sales of components and systems for light trucks, SUVs and CUVs.

We have been actively monitoring and managing the Company’s response to the COVID-19 pandemic to protect the safety and well-being of our employees, customers and suppliers, including by taking the following steps:

•	Established emergency response teams (“ERTs”) in all geographic regions

•	Assessed business continuity and succession planning for key positions

•	Implemented travel restrictions and safety protocols

•	Effected remote working arrangements for nearly all non-manufacturing employees

•	Acquired critical personal protective equipment (PPE)

•	Developed new protocols for spacing and/or separation of manufacturing personnel

We have also taken various measures to mitigate the financial and liquidity impact of the COVID-19 pandemic, including:

•	Elimination of all discretionary spending including travel and related expenses

•	Reductions and/or delays in planned capital expenditures

•	Layoffs and furloughs of manufacturing personnel

•	Salary deferrals for salaried employees (including our CEO), subject to local country requirements

•	Fee deferrals for non-management members of our Board of Directors

•	Pursuing various forms of governmental assistance, including deferral of the employer portion of payroll taxes, certain pension payments and value-added tax remittances

•	Intensified focus on working capital

As of March 31, 2020, the Company had total liquidity of $448 million, including $302 million of cash on hand and $146 million of availability under its asset-based revolving credit facility ("ABL facility") as amended on March 24, 2020.  There were no borrowings under the ABL facility as of the end of the first quarter. As of April 28, 2020, the Company had in excess of $340 million of cash on hand, with no borrowings under the ABL facility.

The level of availability under our ABL facility, which is based on our US and Canadian accounts receivables and inventory, and our ability to utilize our European factoring facility are expected to decline while automotive production remains shutdown in Europe and the Americas as a result of the global COVID-19 pandemic.  Based on our current expectations and projections for OEM customer restart plans, whether formally announced or simply anticipated, and due to the aggressive actions we have taken to preserve cash and enhance liquidity, we believe that our cash flows from operations, cash on hand, borrowings under our ABL facility and receivables factoring will enable us to meet our ongoing working capital, capital expenditure, debt service and other funding requirements for the next twelve months. In the event that our customers do not resume production, current liquidity would be sufficient to carry us through the end of the third quarter of 2020. Due to the uncertain duration of the industry shutdowns and demand for light vehicles after production is restarted, we will opportunistically explore additional funding options to further strengthen the Company’s balance sheet and financial flexibility.

The COVID-19 pandemic has had and will continue to have an adverse impact on our financial results and liquidity. While we anticipate having sufficient liquidity based on current assumptions, the current economic environment caused by the COVID-19 pandemic is unprecedented. There is significant uncertainty about the duration and extent of the impact from the COVID-19 pandemic, as well as its impact on the global economy and consumer confidence and behavior, the extent of which depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, the scope and timeline of efforts to restart the economy in various markets in which we operate and the impact of these and other factors on our employees, customers, suppliers and partners. In addition, the severity and duration of the impact of COVID-19 may vary by jurisdiction as countries and local governments are taking different approaches to addressing the pandemic and how and when to reopen their economies. As such, we cannot assure that such assumptions are correct, that our customer restart plans will be successful or on time as announced or that our liquidity will continue to be sufficient.

The information furnished within this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Company is supplementing the risk factors set out under “Item 1A. Risk Factors” in its Annual Report on Form 10-K the fiscal year ended December 31, 2019 with the additional risk factors set forth below. The risk factors below should be read in conjunction with the risk factors set out in the Company’s Form 10-K.

Our financial condition and results of operations have been, and are expected to continue to be, adversely affected by the recent COVID-19 outbreak.

We face risks related to public health issues, including epidemics and pandemics such as the global outbreak of COVID-19. To date, the COVID-19 outbreak, which has surfaced in nearly all regions around the world, and preventative measures taken to contain or mitigate the COVID-19 outbreak have caused, and are continuing to cause, business slowdowns or shutdowns and significant disruption in the financial markets both in the United States and globally. Our China manufacturing facilities experienced an extended shutdown in January and February 2020. These facilities began to re-open and ramp production, consistent with governmental guidelines and customer schedules, in late February and early March 2020.

In March 2020, our automotive customers elected to shut down their manufacturing operations in regions around the world outside of China. As a result, we correspondingly shut down our automotive manufacturing operations in all regions other than China. As of April 29, 2020, only our 12 China automotive plants and three non-automotive plants (two in the United States and one in Germany) are operating. Although our automotive operations will generally not realize revenue while our facilities are shut down, we continue to incur significant operating and non-operating expenses associated with these facilities.

We expect to restart our manufacturing operations only when our automotive customers restart their operations and start issuing orders. While, based on the information received from our automotive customers, we are currently considering a scenario for a phased restart of our manufacturing plants, supply network and other dependent functions (in addition to what is already underway in China) in mid-to-late May 2020 with enhanced safety standards in place to protect workers, we do not know when our automotive customers will actually resume their manufacturing operations. Furthermore, any decisions on resumptions will need to be in compliance with local government requirements and made in cooperation with our customers, local unions and other stakeholders, and, accordingly, any projected timetable for resumption is subject to change. Fully ramping up our operations may take several months and will depend, in part, on whether our customers and suppliers have resumed normal operations. In addition, government regulations and safety and social distancing procedures that we implement may increase our operating costs, and we may not be able to pass along these increased costs to our customers.

Our business relies on a number of third parties, including suppliers and distribution and logistics providers. One or more of these third parties may experience financial distress, staffing shortages or liquidity challenges, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the COVID-19 pandemic. These supply chain effects may have an adverse effect on our ability to restart our business and meet customer demand and may result in an increase in our costs of production and distribution, including increased freight and logistics costs and other expenses. A continued significant disruption to our production schedule will have an adverse effect on our financial condition, liquidity and results of operations.

If a significant percentage of our workforce, or the workforces of our suppliers and other third-party partners, is unable to work, whether because of illness, quarantine, limitations on travel or other government restrictions in connection with COVID-19, our operations may be negatively impacted. We also depend on senior management and other key personnel and consultants, and the illness of certain personnel or consultants could result in the loss of expertise and negatively affect our operations.

The economic slowdown attributable to COVID-19 has led to a global decrease in vehicle sales in markets around the world. Based on current weak consumer confidence, rising unemployment levels, risks to small businesses and overall economic uncertainty, it is likely that global demand for light vehicles will be significantly lower than both historical and previously projected levels for an extended period, even as the COVID-19 pandemic begins to abate. As described in more detail under the risk factor entitled “We are highly dependent on the automotive industry. A prolonged or material contraction in automotive sales and production volumes could adversely affect our business, results of operations and financial condition.” in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, a sustained decline in vehicle sales would adversely affect our business, results of operations and financial condition.

The COVID-19 pandemic has also caused significant disruptions to global financial markets. Such disruptions, together with the impact of COVID-19 on the automotive industry, may have a negative impact on our ability to access capital in the future on favorable terms or at all.

The full impact of the COVID-19 pandemic on our financial condition and results of operations will depend on future developments, such as the ultimate duration and scope of the outbreak, its impact on our customers, suppliers and logistics partners, how quickly normal operations can resume and the duration and magnitude of the economic downturn caused by the pandemic in our key markets. Further, government-sponsored liquidity or stimulus programs in response to the COVID-19 pandemic may not be available to our customers, suppliers or us, and if available, may nevertheless be insufficient to address the impacts of COVID-19. While we expect the impacts of COVID-19 to have an adverse effect on our business, financial condition and results of operations, we are unable to predict the extent or nature of these impacts at this time.

The COVID-19 pandemic may also exacerbate the other risks disclosed in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019.

The COVID-19 pandemic risk presents significant risks to our liquidity.

Our continued access to sources of liquidity depends on multiple factors, including global economic conditions, the effects of the COVID-19 pandemic on our customers and their production rates, the condition of global financial markets, the availability of sufficient amounts of financing, our operating performance and our credit ratings. While we currently have no outstanding borrowings under our ABL facility, our ability to borrow against the ABL facility is limited to our borrowing base, which consists primarily of our U.S. and Canadian accounts receivable and inventory. Such working capital account balances are expected to decrease over the next few months as a result of the production shutdown, and thus our ability to borrow under our ABL facility will decrease significantly.
In addition, if the Company has availability for borrowing under its ABL facility less than the greater of (i) $15,000,000 and (ii) 10% of the Borrowing Base (as defined in the ABL facility), it must be in compliance with a springing Fixed Charge Coverage Ratio maintenance covenant of 1.00:1.00.  The Company currently would not be able to satisfy such covenant and does not expect to be able to for the foreseeable future due to the impact of the COVID-19 pandemic on its business.  Accordingly, the Company intends to manage any borrowings under its ABL facility to avoid triggering this maintenance covenant, which would further constrain its ability to utilize the ABL facility. As of March 31, 2020, the Company’s Borrowing Base was $173 million. Net of the 10% of the Borrowing Base that cannot be borrowed without triggering the fixed charge coverage ratio maintenance covenant and $10 million of outstanding letters of credit, the Company effectively had $146 million available for borrowing under its ABL facility.
Furthermore, production shutdowns will result in working capital swings which are expected to result in increased outflows during 2020. As a result of the impacts of the COVID-19 pandemic, we may be required to raise additional capital, and our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. Such capital may not be available on favorable terms or at all.
Forward-looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Our use of words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. Among other items, such factors may include: our financial condition and results of operations have been, and are expected to continue to be, adversely affected by the recent COVID-19 outbreak; the COVID-19 pandemic risk presents significant risks to our liquidity; prolonged or material contractions in automotive sales and production volumes; our inability to realize sales represented by awarded business; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; competitive threats and commercial risks associated with our diversification strategy through Advanced Technology Group; possible variability of our working capital requirements; risks associated with our international operations, including changes in laws, regulations, and policies governing the terms of foreign trade such as increased trade restrictions and tariffs; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial amount of indebtedness; our ability to obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our debt instruments; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisitions and divestitures may not be successful; product liability, warranty and recall claims brought against us; laws and regulations, including environmental, health and safety laws and regulations; legal proceedings, claims or investigations against us; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks, data privacy concerns, other disruptions in, or the inability to implement upgrades to, our information technology systems; the possible volatility of our annual effective tax rate; the possibility of a failure to maintain effective controls and procedures; the possibility of future impairment charges to our goodwill and long-lived assets; our dependence on our subsidiaries for cash to satisfy our obligations.

You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

This Current Report on Form 8-K also contains estimates and other information that is based on industry publications, surveys, and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.  For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:
Exhibit 99        Press release dated April 30, 2020
Exhibit 104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cooper-Standard Holdings Inc.

/s/ Joanna M. Totsky
Name:	Joanna M. Totsky
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: April 30, 2020